Exhibit 99.1

Lux Health Tech Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing December 14, 2020

December 11, 2020

New York, NY -- (BUSINESS WIRE) -- Lux Health Tech Acquisition Corp. (the “Company”) announced that, commencing December 14, 2020, holders of the units sold in the Company’s initial public offering (the “Units”) may elect to separately trade the shares of Class A common stock and warrants included in the Units. The Shares of Class A common stock and warrants that are separated will trade on the NASDAQ Stock Market, LLC (“NASDAQ”) under the ticker symbols “LUXA” and “LUXAW,” respectively. Those Units not separated will continue to trade on NASDAQ under the ticker symbol “LUXAU.”

The Units were initially offered by the Company in an underwritten offering. Credit Suisse Securities (USA), LLC served as the sole book runner for the offering and Stifel, Nicolaus & Company, Incorporated acted as lead manager.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on October 26, 2020.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT LUX HEALTH TECH ACQUISITION CORP.

Lux Health Tech Acquisition Corp. is a blank check company sponsored by an affiliate of Lux Capital and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses at the intersection of the healthcare and technology industries.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:
Scott Rubin

Email: scott.rubin@luxcapital.com